SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 19, 2018

CITIZENS COMMUNITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

001-33003	20-5120010
(Commission File Number)	(I.R.S. Employer I.D. Number)

2174 EastRidge Center, Eau Claire, Wisconsin	54701
(Address of Principal Executive Offices)	(Zip Code)

715-836-9994
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.)
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement
In connection with the Acquisition described in Item 2.01 below, on October 19, Citizens Community Bancorp, Inc. a Maryland corporation (the “Company”), United Bancorporation (“Parent”) and United Bank, a Wisconsin chartered bank and wholly-owned subsidiary of Parent (“United Bank”), entered into an amendment (the “Amendment”) to the Stock Purchase Agreement, dated as of June 20, 2018 (the “Stock Purchase Agreement”), among the Company, Parent and United Bank.
The Amendment amends certain provisions in the Stock Purchase Agreement to, among other things, modify the purchase price adjustment mechanism and the indemnification obligations of Parent with respect to certain contractual obligations of United Bank.
The foregoing summary of the Amendment and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by the full text of the Amendment, which is filed as Exhibit 2.2 to this Current Report on Form 8-K, and the Stock Purchase Agreement, which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on June 21, 2018, and which are incorporated herein by reference.
Item 2.01    Completion of Acquisition or Disposition of Assets.
On October 19, 2018, the Company completed its previously announced acquisition (the “Acquisition”) of United Bank pursuant to the Stock Purchase Agreement, as amended.
Pursuant to the Stock Purchase Agreement, as amended, the Company acquired 100% of the common stock of United Bank from Parent for the purchase price of approximately $50.7 million, plus approximately $0.4 million in closing date purchase price adjustments as provided in the Stock Purchase Agreement, as amended, for a total cash consideration of approximately $51.1 million. Of the cash consideration to be paid to Parent in the Acquisition, approximately $44.3 million was paid in cash upon the closing of the Acquisition, and approximately $6.8 million was set aside in escrow or held by the Company for the purposes of funding certain post-closing purchase price adjustments and future indemnity claims in accordance with the Stock Purchase Agreement, as amended. At the closing of the Acquisition, United Bank became a wholly-owned subsidiary of the Company.
In connection with the Acquisition, the Company merged United Bank with and into Citizens Community Federal, N.A. (“CCF Bank”), a federally-chartered national bank and a wholly-owned subsidiary of the Company, with CCF Bank surviving the merger.
The foregoing summary of the Stock Purchase Agreement, as amended, and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by the full text of the Amendment, which is filed as Exhibit 2.2 to this Current Report on Form 8-K, and the Stock Purchase Agreement, which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on June 21, 2018, and which are incorporated herein by reference.
Item 8.01     Other Events.
On October 22, 2018, the Company issued a press release announcing the closing of the Acquisition, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01     Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.
(b) Pro Forma Financial Information.
The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d)    Exhibits:

2.1
Stock Purchase Agreement between Citizens Community Bancorp, Inc., United Bank and United Bancorporation, dated June 20, 2018 (incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K filed on June 21, 2018 (File No. 001-33003)).

2.2	Second Amendment to Stock Purchase Agreement by and among Citizens Community Bancorp, Inc., United Bank and United Bancorporation, dated October 19, 2018.
99.1	Press Release of Citizens Community Bancorp, Inc. dated October 22, 2018 announcing the closing of the Acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS COMMUNITY BANCORP, INC.

Date: October 22, 2018	By:	/s/ James S. Broucek
James S. Broucek
Chief Financial Officer